Exhibit 10.40.2

Certain identified information has been excluded from this exhibit because it is both (i) not material and (ii) would likely cause competitive harm if publicly disclosed. [***] indicates that information has been redacted.

First Amendment to License Agreement

This first Amendment (hereinafter “First Amendment”) is dated September 18, 2019 (the “First Amendment Effective Date”) and amends the License Agreement, dated February 18th, 2019 (the “Agreement”) by and between ARES Genetics GmbH, Karl-Farkas-Gasse 18, 1030 Vienna, Austria (“ARES”) and QIAGEN GmbH, Qiagen Str. 1, 40724 Hilden, Germany (“QIAGEN”), which was not amended previously. Both parties in the following also each or collectively referred to as “Party” or “Parties”.

WHEREAS,

the Parties entered into the License Agreement for QIAGEN to make commercial use of ARES’ antimicrobial resistance database, called ARES DB, under the terms of the agreement.

The Parties discussed the QIAGEN’s product offering and agreed to adapt the definition of the license terms to allow QIAGEN to offer its customers a more attractive use of the ARES DB.

NOW; THEREFORE, in consideration of the mutual obligations in this Amendment and for other good consideration, the receipt and sufficiency of which are acknowledged, the Parties hereby agree:

The section 1.22 shall be replaced by its entirety with the following section:

1.22 “General BioIT Offering” shall mean general offerings by QIAGEN, which combine the ARES DB and/or the ARES Tools with software and/or other databases in derivative QIAGEN products. QIAGEN shall host the ARES DB, and allow queries against this database from QIAGEN BioIT products, e.g. “[***]”. QIAGEN shall make ARES DB content available as an AMR Marker-centric annotation database which includes AMR Markers with associated information such as, but not limited to annotated consensus reference genomes, annotated genes and gene variants, phenotypic information associated with gene variants, prevalence, occurrence, diagnostic performance, and sequence variation including strain typing information such as multi-locus sequence typing (MLST), but shall exclude genotypic or phenotypic information at the resolution of individual strains or samples from ARES DB. Only MLST information, but no other genotypic information from ARES DB, may be made available in context with phenotypic information at the resolution of individual strains or samples. QIAGEN shall have the exclusive right to commercialize the General BioIT Offering.

REMAINING TERMS AND CONDITIONS OF LICENSE AGREEMENT.

Certain identified information has been excluded from this exhibit because it is both (i) not material and (ii) would likely cause competitive harm if publicly disclosed. [***] indicates that information has been redacted.

All other terms and conditions of the LICENSE AGREEMENT, except as specifically amended herein, shall remain in full force and effect. To the extent that there is a conflict between this First Amendment and the LICENSE AGREEMENT, the provisions of this First Amendment shall control.

Signature on the following page:

Certain identified information has been excluded from this exhibit because it is both (i) not material and (ii) would likely cause competitive harm if publicly disclosed. [***] indicates that information has been redacted.

Ares Genetics GmbH

By: /s/ Andreas Posch	Date: 17 December 2019
Name: Dr. Andreas Posch
Title: Managing Director & CEO

By: /s/ Achim Plum	Date: 17 December 2019
Name: Dr. Achim Plum
Title: Managing Director

Qiagen GmbH

By: /s/ Jakob Soroko	Date: 17 December 2019
Name: Dr. Jakob Soroko
Title: Senior Director Legal Affairs EMEA

By: /s/ Dirk Baade	Date: 17 December 2019
Name: Dirk Baade
Title: VP Corporate Accounting